Exhibit 10.23

EXECUTION COPY

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), is entered into as of May 10, 2019 (the “Effective Date”), by and between the creditors listed on Schedule A hereto (each individually and without joint liability and solely in its capacity as holder of the Senior Notes (as defined below) (individually a “Senior Creditor” and together the “Senior Creditors”), GLAS Americas LLC, as collateral agent (in such capacity, the “Senior Collateral Agent”) and ROCK CLIFF CAPITAL LLC, a limited liability company formed under the laws of Delaware (“Subordinated Creditor”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in Section 1(a) below.

RECITALS

A. NORTHERN SWAN HOLDINGS, INC., a British Columbia corporation (“Company”), NS US Holdings, a Delaware corporation and direct subsidiary of the Company (“Holdings”) and Herbal Brands, Inc., a Delaware corporation and wholly-owned direct subsidiary of Holdings (the “Herbal Brands” and collectively with the Company and Holdings, the “Loan Parties”), are indebted and may become further indebted to Senior Creditors pursuant to one or more notes (the “Senior Notes”), guaranteed pursuant to that certain Amended and Restated Guarantee dated as of May 10, 2019 by, inter alia, Holdings and Herbal Brands in favour of the Senior Collateral Agent (as amended, modified, restated, replaced or supplemented from time to time in accordance with this Agreement, the “Senior Guarantee”), and secured pursuant to that certain Amended and Restated Pledge Agreement dated as of May 10, 2019, by the Company in favour of the Senior Collateral Agent (the “Senior Pledge Agreement”).

B. The Company, Holdings and Herbal Brands (Herbal Brands, in such capacity, the “Subordinated Borrower”), have entered into certain Subordinated Loan Documents with Subordinated Creditor, which are (i) secured by the Subordinated Secured Assets and (ii) guaranteed by the Subordinated Guaranty.

C. Subordinated Creditor and the Loan Parties desire to obtain Senior Creditors’ consent to the Subordinated Loan Documents, the incurrence of indebtedness thereunder by Subordinated Borrower and the guaranty of obligations thereunder by the Company, and Subordinated Creditor and Senior Creditors desire to agree to and to set forth their respective rights, priorities and interests governing their respective relationships with Company and the collateral for the loans granted pursuant to the Subordinated Loan Documents and the Senior Loan Documents at all times on and after the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of the Loan Parties’ and Subordinated Creditor’s entering into the Subordinated Loan Documents, Subordinated Creditor and Senior Creditors hereby agree as follows:

1. DEFINITIONS; EFFECTIVENESS

(a) DEFINITIONS. As used herein, the following terms shall have the following meanings:

“Discharge of Senior Debt” means all obligations in respect of the Senior Notes and premium, if any, on such obligations shall have been paid in full (other than contingent indemnification obligations) or converted as provided in Section 3.1, Section 3.2 and Section 4.6 of the Senior Notes, and all commitments of the Senior Creditors to extend credit under the Senior Notes shall have been terminated.

“Permissible Securities” means (i) any debt or convertible debt securities of any Loan Party, any of its subsidiaries, or its direct or indirect parent company, paid or distributed in respect of any Subordinated Debt in any case or proceeding by or against any Loan Party, any of its subsidiaries, or its direct or indirect parent company, commenced under the United States Bankruptcy Code or any other insolvency law, the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Subordinated Debt, to the payment of all Senior Debt and all other securities issued in exchange thereof and (ii) any convertible securities, options, capital stock or equity interests of any Loan Party, any of its subsidiaries, or its direct or indirect parent company, paid or distributed in respect of any Subordinated Debt.

“Senior Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by the Loan Parties to Senior Creditors under the Senior Loan Documents (including, without limitation, the Secured Obligations (as defined in the Amended and Restated Intercreditor and Collateral Agency Agreement between, inter alia, the Senior Collateral Agent, GLAS USA LLC, as paying agent, the Company, as issuer, and the Senior Creditors (the “Senior Intercreditor Agreement”))), including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against the Loan Parties, the principal amount of which shall not exceed the Senior Debt Cap.

“Senior Debt Cap” means principal indebtedness under the Senior Notes in an amount outstanding at any time of up to Seventy Million U.S. Dollars ($70,000,000).

“Senior Loan Documents” means each of the Senior Notes, the Senior Guarantee, the Senior Pledge Agreement and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by the Loan Parties in favor of Senior Creditors pursuant to or in connection with the Senior Notes, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with this Agreement.

“Subordinated Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by the Loan Parties to Subordinated Creditor under the Subordinated Loan Documents (including, without limitation, the Obligations (as defined in the Subordinated Loan Agreement)), including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against the Loan Parties.

“Subordinated Loan Documents” means (i) that certain Loan and Security Agreement, dated as of May 3, 2019, between Subordinated Borrower and Subordinated Creditor providing for an aggregate principal amount of up to Eight Million Five Hundred Thousand Dollars ($8,500,000) (“Subordinated Loan Agreement”), (ii) that certain Guaranty, dated as of May 3, 2019, between Company and Subordinated Creditor, providing for a guarantee by the Company of Obligations (as defined in the Subordinated Loan Agreement) (the “Subordinated Guaranty”), (iii) that certain Pledge Agreement, dated as of May 3, 2019 by and between Holdings and Subordinated Creditor (the “Holdings Pledge Agreement”) and (iv) any other agreement, document, promissory note, financing statement, or instrument executed by Company in favor of Subordinated Creditor or its agent pursuant to or in connection with the Subordinated Debt, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with this Agreement. Any changes to the payment schedule or the maturity of any of the Subordinated Debt that would require payments of the Subordinated Debt at time or time that is earlier than the payment schedule or maturity pursuant to the Subordinated Loan Documents as in effect on the Effective Date requires the prior written approval from Senior Creditors.

“Subordinated Secured Assets” means (i) all (a) the Equity Interests in Herbal Brands owned by Holdings set forth on Exhibit B hereto and (b) all additional or substitute Equity Interests of any class from time to time issued by Herbal Brands to Holdings, the certificates representing such additional or substitute Equity Interests and all Stock Rights related thereto; and all proceeds (including Stock Rights) of the foregoing, together with all books and records, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing (all capitalized terms used in this clause (i) and not otherwise defined herein shall have the meaning given such terms in the Holdings Pledge Agreement) and (ii) all of the following, whether now owned or hereafter acquired by Herbal Brands: all Accounts; all Chattel Paper; all Commercial Tort Claims; all Contracts; all Deposit Accounts, all Documents; all General Intangibles, including, without limitation, Intellectual Property; all Goods, Equipment, Inventory and Fixtures; all Instruments, including, without limitation, all Promissory Notes; all Investment Property; all Letter-of-Credit Rights; all Money; all Securities Accounts; all Supporting Obligations of Herbal Brands; all other goods and personal property of Herbal Brands, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Herbal Brands; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing (all capitalized terms used in this clause (i) and not otherwise defined herein shall have the meaning given such terms in the Subordinated Loan Agreement).

Unless otherwise specified, all references in this Agreement to a “Section” shall refer to the corresponding Section in or to this Agreement. The capitalized term “Senior Collateral” as used in this Agreement has the meaning ascribed to the term “Collateral” in the Senior Intercreditor Agreement. Other capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Uniform Commercial Code as in effect in the State of New York, as in effect from time to time (“UCC”).

2. SUBORDINATION

(a) On the terms and conditions set forth below, Subordinated Creditor’s right to payment and performance of the Subordinated Debt are hereby subordinated to Senior Creditors’ right to full payment and performance of the Senior Debt. Subject to and except as set forth in Section 3, Subordinated Creditor shall not ask, demand, sue for, take or receive from the Loan Parties, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Loan Parties to Subordinated Creditor, or be owing by any other person or entity to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, unless and until the Discharge of Senior Debt.

(b) The subordination contained in this Agreement is intended solely to define the rights and duties of Subordinated Creditor and Senior Creditors; it is not intended that the Loan Parties or any other person or entity (including any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit or derive any rights from it. If the effect of the subordination contained in this Agreement would be to give any other person or entity a priority status to which that person or entity would not otherwise be entitled, then that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditors and Subordinated Creditor shall be determined in accordance with applicable law and this Agreement. Nothing in this Agreement shall impair, as among the Loan Parties and the Senior Creditors and the Subordinated Creditor, the obligations of the Loan Parties, including without limitation the obligations to pay principal, interest, fees and other amounts, as provided in the Senior Loan Documents and the Subordinated Loan Documents.

(c) Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to subordinate, waive or restrict the contractual or other rights of Subordinated Creditor under any warrants or capital stock, including without limitation rights with respect to any dividends or distributions on any thereof or the proceeds of any thereof, that the Loan Parties may issue to Subordinated Creditor from time to time, nor shall anything herein restrict the performance of the Loan Parties’ obligations under or with respect to such warrants or such capital stock or other equity interest. Without limiting the foregoing, (i) the term “Subordinated Debt” shall not include any liabilities, indebtedness or obligations of the Loan Parties under or with respect to any such warrants, capital stock or equity interests, (ii) the term “Subordinated Loan Documents” shall not include any agreement, document, certificate or instrument in favor of Subordinated Creditor pursuant to or in connection with any such warrants, capital stock or equity interests and (iii) nothing in this Agreement shall prevent the Subordinated Creditor from retaining for its own account any dividends or distributions on or the proceeds of any of such warrants, capital stock or equity interests.

(d) In the event of the occurrence of an Insolvency Event (as hereinafter defined), this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code.

3. PERMITTED PAYMENTS; PAYMENT BLOCKAGE

(a) Notwithstanding anything to the contrary contained in Section 2, but subject expressly to Section 3(b), Loan Parties shall be permitted to make, and Subordinated Creditor shall be permitted to ask, demand, sue for, take or receive from Loan Parties, by setoff or in any other manner, the following permitted payments (“Permitted Payments”): (i) scheduled repayments of non-accelerated principal when due under the Subordinated Loan Documents; (ii) payments of accrued interest (including default interest) when due under the Subordinated Loan Documents; (iii) payment of the Back-End Fee (as defined in the Subordinated Loan Agreement) when due under the Subordinated Loan Documents (iv) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Loan Documents; (v) payments in Permissible Securities; and (vi) other payments consented to in writing by Senior Creditors holding at least 50% aggregate principal amount of the Senior Notes.

(b) Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Agreement, if the Senior Collateral Agent delivers to Subordinated Creditor written notice (a “Blockage Notice”) which states that there has been a default under the Senior Loan Documents that has not been cured then, during any Blockage Period (as defined below), Subordinated Creditor shall not accept or receive any payment of any kind of or on account of the Subordinated Debt, unless and until the earlier of (A) the time Senior Creditors notify Subordinated Creditor in writing that the default by the Loan Parties has been cured by the Loan Parties or waived by Senior Creditors (and the Senior Creditors agree that they will promptly notify the Subordinated Creditor of any such cure or waiver), or (B) the expiration of the Blockage Period for such Blockage Notice. Notwithstanding the foregoing, Subordinated Creditor may accept and retain (i) any distribution to the Loan Parties’ unsecured creditors constituting the proceeds of the Loan Parties’ assets that are not otherwise subject to Senior Creditors’ security interest or lien, (ii) payments of accrued interest (including default interest) when due under the Subordinated Loan Documents, (iii) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Loan Documents, and (iv) any payments in Permissible Securities.

As used herein, “Blockage Period” means a period of time beginning on the date a Blockage Notice is delivered to Subordinated Creditor and terminating on the earlier to occur of:

(1) 60 days following such date; or

(2) the written consent of Senior Creditors holding at least 50% aggregate principal amount of the Senior Notes to such termination.

Senior Creditors shall not issue more than one (1) Blockage Notice for defaults which do not involve a failure to make a payment of Senior Debt in any period of 365 consecutive days.

4. ENFORCEMENT RIGHTS

Notwithstanding anything to the contrary contained in Section 2, Subordinated Creditor’s rights to accelerate the maturity of the Subordinated Debt, enforce any claim (including any default remedy) with respect to the Subordinated Debt or the collateral for the Subordinated Debt, or otherwise to take any action against the Loan Parties or Loan Parties’ property with respect to the Subordinated Debt shall be subject to any Blockage Period pursuant to Section 3(b); provided, however, notwithstanding the foregoing, Subordinated Creditor may take any of the following actions: (a) file claims upon the occurrence of an Insolvency Event (as defined in Section 6 below) pursuant to the terms of Section 6(b); (b) accelerate the maturity of, or demand as immediately due and payable, all or any portion of the Subordinated Debt (i) upon the occurrence of an Insolvency Event or (ii) at any time after the Senior Creditors have accelerated the Senior Debt; (c) impose the “Default Rate” (as defined in the Subordinated Loan Agreement) of interest; (d) provide notice of any default or event of default, even if acceleration is not permitted under this Agreement; or (e) deliver any notice of exclusive control with respect to any deposit, operating, securities or investment accounts of the Loan Parties provided that Subordinated Creditor shall not exercise any rights with respect to such accounts in violation of the terms of this Agreement including, without limitation, withdrawing, disposing or otherwise instructing any person or entity to post for the account of Subordinated Creditor any cash, funds, securities, entitlements or other property or rights in such accounts or any proceeds thereof.

5. ASSIGNMENT OF SUBORDINATED DEBT

Subordinated Creditor hereby covenants to Senior Creditors that prior to the termination of this Agreement in accordance with Section 12, unless assigned pursuant to an assignment made expressly subject to this Agreement, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, the collateral security granted to Subordinated Creditor pursuant to the Subordinated Loan Documents) shall continue to be held solely for the benefit of Subordinated Creditor. Any promissory note issued pursuant to the Subordinated Loan Agreement shall be legended to expressly state that it is subject to this Agreement.

6. SENIOR CREDITOR’S PRIORITY

In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of the Loan Parties or the proceeds thereof to the creditors of the Loan Parties, or the readjustment of the Senior Debt and the Subordinated Debt of the Loan Parties, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of the Loan Parties to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of the Loan Parties’ business, or upon the sale of all or any substantial part of the Loan Parties’ property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, Senior Creditors shall be entitled to receive the payment in cash in full of the Senior Debt before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

(a) All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, other than Permissible Securities, shall be paid to Senior Creditors and applied in payment of the Senior Debt;

(b) Subordinated Creditor shall file a claim or claims, on the form required in such proceedings, on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding; and

(c) Notwithstanding the foregoing, if any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been paid in violation of this Agreement, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be promptly paid over to Senior Creditors for application to the payments of amounts due on the Senior Debt until the Discharge of Senior Debt.

7. GRANT OF AUTHORITY

In the event of the occurrence of an Insolvency Event, and in order to enable Senior Creditors to enforce their rights hereunder in any of the aforesaid actions or proceedings, Senior Creditors are hereby irrevocably authorized and empowered, in Senior Creditors’ discretion, as follows:

(a) Senior Creditors are hereby irrevocably authorized and empowered (in its own name or in the name of Subordinated Creditor or otherwise), but shall have no obligation, (i) to demand, sue for, collect and receive every payment or distribution referred to in Section 6, and give acquittance therefor and (ii) (if Subordinated Creditor has failed to file claims or proofs of claim on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim, and (iii) to take such other action (including, without limitation, enforcing any lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Creditors hereunder. Subordinated Creditor shall duly and promptly take such action as Senior Creditors may reasonably request to execute and deliver to Senior Creditors such authorizations, endorsements, assignments, or other instruments as Senior Creditors may reasonably request in order to enable Senior Creditors to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein.

(b) To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash (other than Permissible Securities), Subordinated Creditor authorizes Senior Creditors, to sell or dispose of such property or securities on such terms as are commercially reasonable in the situation in question. Following full payment in cash of the Senior Debt, Senior Creditors shall remit to Subordinated Creditor (with all necessary endorsements), to the extent of Subordinated Creditor’s interest therein, all payments and distributions of cash, property, or securities paid to and held by Senior Creditors in excess of the allowed amount of the Senior Debt.

8. AGREEMENTS OF SUBORDINATED CREDITOR

In addition to and without limiting the provisions of Section 7:

(a) Until the Discharge of Senior Debt, Subordinated Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against the Loan Parties.

(b) Notwithstanding the foregoing, (i) in any proceedings related to an Insolvency Event, Subordinated Creditor may take any action to preserve or protect the validity and enforceability of its liens so long as no such action is, or could reasonably be expected to be, inconsistent with the terms of this Agreement, (ii) Subordinated Creditor may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person or entity objecting to or otherwise seeking the disallowance of the claims of Subordinated Creditor, including any claims secured by the Subordinated Secured Assets, or the avoidance of any liens held by Subordinated Creditor or otherwise make any agreements or file any motions pertaining to the Subordinated Debt, in each case, to the extent not inconsistent with the terms of this Agreement; (iii) Subordinated Creditor may participate in any assert rights and remedies in any insolvency proceeding against the Loan Parties as an unsecured creditor; and (iv) Subordinated Creditor may enforce any of its rights and exercise any of its remedies with respect to the Subordinated Secured Assets after the termination of the period set forth in Section 3(b); and

9. PAYMENTS RECEIVED BY SUBORDINATED CREDITOR

Should any payment, distribution, or security be received by Subordinated Creditor upon or with respect to the Subordinated Debt (other than Permitted Payments) prior to termination of this Agreement in accordance with Section 10, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Creditors and shall forthwith deliver the same to Senior Creditors in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary) for application to the Senior Debt, and, until so delivered, the same shall be held in trust by Subordinated Creditor as the property of Senior Creditors.

10. SUBORDINATED SECURED ASSETS

Subordinated Creditor and the Loan Parties each acknowledge in favour of the Senior Creditors that Subordinated Creditor has not been granted any security interest from the Loan Parties or any other Person to secure the Subordinated Debt other than a security interest in the Subordinated Secured Assets. Subordinated Creditor covenants in favour of the Senior Creditors that during the term of this Agreement it will not take from any Loan Party (other than Herbal Brands) or any of their affiliates security for the payment of or performance of obligations in respect of the Subordinated Debt other than the Subordinated Secured Assets. Each of the Loan Parties (other than Herbal Brands) covenants in favour of the Senior Creditors that during the term of this Agreement, it will not deliver or allow the delivery by another Loan Party or any of their affiliates to Subordinated Creditor any security for the payment of or performance of obligations in respect of the Subordinated Debt other than the Subordinated Secured Assets. Should any Loan Party (other than Herbal Brands) or any of their respective affiliates breach this covenant, each of the Loan Parties and Subordinated Creditor acknowledges and agrees that all such security shall be void and of no force or effect until the Discharge of Senior Obligations.

11. FURTHER ASSURANCES; COOPERATION

Subject to Section 17(b), Subordinated Creditor agrees to cooperate with Senior Creditors and to take all actions that Senior Creditors may reasonably require to enable Senior Creditors to realize the full benefits of this Agreement.

12. TERMINATION OR AMENDMENT OF AGREEMENT

This Agreement shall be effective upon its execution by each of Senior Creditors and Subordinated Creditor. After the Effective Date, this Agreement shall remain in effect and cannot be revoked or amended by Subordinated Creditor, except with the prior written consent of Senior Creditors holding at least 50% aggregate principal amount of the Senior Notes. Senior Creditors and Subordinated Creditor agree that no amendment hereto shall be binding upon the Loan Parties or the Senior Collateral Agent unless the Loan Parties or the Senior Collateral Agent, as applicable, shall have received notice of such amendment. Subject to Section 14, this Agreement shall terminate upon the date on which both (a) the Discharge of Senior Debt occurs, and (b) the Senior Loan Documents shall have been terminated.

13. SUBROGATION

If cash or other property otherwise payable or deliverable to Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Discharge of Senior Debt has occurred, then Subordinated Creditor shall be subrogated to any rights of Senior Creditors to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid. No such payments or distributions received by Subordinated Creditor by reason of such subrogation shall, as between the Loan Parties and its creditor other than Senior Creditors, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by the Loan Parties on account of the Subordinated Debt owed to Subordinated Creditor.

14. SUBORDINATED CREDITOR’S WAIVERS AND COVENANTS

(a) Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditors upon the subordination and other agreements herein provided, and (ii) any claim that Subordinated Creditor may now or hereafter have against Senior Creditors arising out of any and all actions that Senior Creditors, in good faith, take or omit to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtors, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

(b) Without limiting the generality of any other covenant or agreement made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby covenants and agrees that (i) the Senior Creditors have not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Notes or any of the other Senior Loan Documents, or the collectability of the Senior Debt; (ii) Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by Senior Creditors; and (iii) Subordinated Creditor shall endeavor to give Senior Creditors prompt written notice of the occurrence of any default or event of default under the Subordinated Loan Documents, and shall, simultaneously with giving any notice of default to the Loan Parties, shall endeavor to provide Senior Creditors with a copy of any notice of default given to the Loan Parties; provided, that a failure to provide such notices and such copies shall not be deemed to be a breach of this Agreement.

15. REINSTATEMENT OF SENIOR DEBT

To the extent that any Senior Creditor receives payments on or proceeds of any collateral security for the Senior Debt, which payments or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payments or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Creditor.

16. NO WAIVERS

Senior Creditors shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Loan Parties or Subordinated Creditor or any noncompliance of the Loan Parties or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditors may have, or with which Senior Creditors may be charged; no action permitted hereunder that has been taken by Senior Creditors shall in any way affect or impair the rights or remedies of Senior Creditors in the exercise of any other right or remedy or shall operate as a waiver thereof; no single or partial exercise by Senior Creditors of any right or remedy shall preclude any other or further exercise thereof; and no modification or waiver of any of the provisions of this Agreement shall be binding upon Senior Creditors, in each case except as expressly set forth in a writing duly signed and delivered by Senior Creditors holding at least 50% aggregate principal amount of the Senior Notes.

17. INFORMATION CONCERNING COMPANY; CREDIT ADMINISTRATION

(a) Each of Senior Creditors and Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties, any and all endorsers and any and all guarantors of the Senior Debt or Subordinated Debt, as applicable, and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and each of Senior Creditors and Subordinated Creditor hereby agrees that the other shall not have any duty to advise it of information known to the other regarding such condition.

(b) Subject to Sections 3, 4, 7, 8 and 9, Subordinated Creditor may (i) administer and manage its credit and other relationships with the Loan Parties in its own best interest, and (ii) amend or extend its agreements with the Loan Parties or enter into additional agreements with the Loan Parties, all without the consent of or notice to Senior Creditors; provided that neither this Section 17(b) nor any amendments or additional agreements referred to therein shall impair or affect the subordination of Subordinated Debt or change the definition of Permitted Payments, Subordinated Debt, Subordinated Creditor, Senior Debt or Senior Creditor.

18. NOTICES

Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (a) the first business day after transmission by facsimile or hand delivery or deposit with an nationally recognized overnight express service or overnight mail delivery service; or (b) the fifth calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to a Senior Creditor:	To the addresses set forth on Schedule A

If to the Senior Collateral Agent:	GLAS Americas LLC
3 Second Street, Suite 206
Jersey City, NJ 07311
Phone: 201-839-2181
Attention: Corporate Trust Administration
Email: adam.berman@glas.agency

If to Subordinated Creditor:	Rock Cliff Capital LLC
c/o Long Light Capital, LLC
412 West 15th Street, 14th Floor
New York, New York 10011

19. SEVERABILITY

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to principles or rules that would cause the application of laws of any other jurisdiction.

21. ASSIGNMENT

This Agreement shall be binding upon the Subordinated Creditor and its respective successors and assigns, and shall inure to the benefit of and be enforceable by each Senior Creditor and its successors and assigns.

22. CONSENT

Each Senior Creditor hereby consents to the liens and security interests in the Subordinated Secured Assets and the indebtedness created or to be created under Subordinated Loan Agreement and agrees that the grant or existence of such liens and security interests in the Subordinated Secured Assets does not and shall not constitute a default or an event of default under or a breach of the Senior Loan Documents or this Agreement. Subordinated Creditor hereby consents to the liens and security interests in the collateral for the Senior Debt and the indebtedness created or to be created under the Senior Notes and agrees that the grant or existence of such liens and security interests does not and shall not constitute a default or an event of default under the Subordinated Loan Documents.

23. WAIVER AND JUDICIAL REFERENCE

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUBORDINATED CREDITOR AND SENIOR CREDITOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF .ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SENIOR LOAN DOCUMENTS, THE SUBORDINATED LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY, AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

24. COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

25. ATTORNEYS’ FEES

In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

26. ADDITIONAL AGREEMENTS FOR SENIOR CREDITOR

(a) Senior Creditors and Senior Collateral Agent may administer and manage its credit and other relationships with the Loan Parties in its own best interest, without notice to or consent of Subordinated Creditor except as expressly set forth in this Agreement. At any time and from time to time, Senior Creditors may enter into any amendment or agreement with the Loan Parties as Senior Creditors or Senior Collateral Agent may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be Senior Loan Documents evidencing the Senior Debt; provided, that the Senior Creditors shall not increase the principal amount under the Senior Creditor Agreement above the limits set forth in the definition of “Senior Debt; and provided  further, that neither this Section 26 nor any provision of such agreements shall affect the limitations contained in the definitions of Senior Creditor or Senior Debt. Upon written request, Senior Creditors or Senior Collateral Agent shall provide Subordinated Creditor with copies of such amendments and/or agreements with the Loan Parties.

(b) Without limiting the generality of any other covenant or agreement made by Senior Creditors and Senior Collateral Agent in this Agreement, each Senior Creditor and Senior Collateral Agent hereby covenants and agrees that (i) such Senior Creditor and Senior Collateral Agent shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Subordinated Creditor’s security interest in the Subordinated Collateral, or the validity, priority or enforceability of the Subordinated Debt; and (ii) such Senior Creditor and Senior Collateral Agent shall endeavor to give Subordinated Creditor prompt written notice of the occurrence of any default or event of default under the Senior Loan Documents, and shall, simultaneously with giving any notice of default to the Loan Parties, shall endeavor to provide Subordinated Creditor with a copy of any notice of default given to the Loan Parties; provided, that a failure to provide such notices and such copies shall not be deemed to be a breach of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NS CO-INVESTMENT LLC

Signature:	/s/ Owen Littman
Print Name:	Owen Littman
Title:	Authorized Signatory

COWEN INVESTMENTS II LLC

Signature:	/s/ Owen Littman
Print Name:	Owen Littman
Title:	Authorized Signatory

RIMROCK HIGH INCOME PLUS (MASTER) FUND, LTD.

Signature:	/s/ Chichester
Print Name:	Chichester
Title:	MP

AC ANSON INVESTMENTS LTD.

Signature:	/s/ Amin Nathoo
Print Name:	Amin Nathoo
Title:	Director

ANSON INVESTMENTS MASTER FUND LP by its co-investment advisor, Anson Advisors Inc.

Signature:	/s/ Amin Nathoo
Print Name:	Amin Nathoo
Title:	Director

ANSON OPPORTUNITIES MASTER FUND LP by its co-investment advisor, Anson Advisors Inc.

Signature:	/s/ Amin Nathoo
Print Name:	Amin Nathoo
Title:	Director

[Signature Page to Subordination Agreement]

ANSON EAST MASTER FUND LP by its co-investment advisor, Anson Advisors Inc.

Signature:	/s/ Amin Nathoo
Print Name:	Amin Nathoo
Title:	Director

AXIOS GROWTH PARTNERS, LLC

Signature:	/s/ Nicholas Rutherfurd
Print Name:	Nicholas Rutherfurd
Title:	Principal

GLAS AMERICAS LLC

Signature:	/s/ Adam Berman
Print Name:	Adam Berman
Title:	Vice President

[Signature Page to Subordination Agreement]

ROCK CLIFF CAPITAL LLC

Signature:	/s/ Justin Korsant
Print Name:	Justin Korsant
Title:	Authorized Signatory

[Signature Page to Subordination Agreement]

Acknowledged and Agreed to by:

Company:

NORTHERN SWAN HOLDINGS, INC.

Signature:	/s/ Kyle Detwiler
Print Name:	Kyle Detwiler
Title:	CEO

489 Fifth Ave, Floor 27
New York, NY 10017
Attention: Kyle Detwiler
Email: kyle@northernswan.com

Holdings:

NS US HOLDINGS, INC.

Signature:	/s/ Kyle Detwiler
Print Name:	Kyle Detwiler
Title:	CEO

489 Fifth Ave, Floor 27
New York, NY 10017
Attention: Kyle Detwiler
Email: kyle@northernswan.com

Subordinated Borrower:

HERBAL BRANDS, INC.

Signature:	/s/ Kyle Detwiler
Print Name:	Kyle Detwiler
Title:	President

489 Fifth Ave, Floor 27
New York, NY 10017
Attention: Kyle Detwiler
Email: kyle@northernswan.com

[Signature Page to Subordination Agreement]

SCHEDULE A

SCHEDULE OF CONVERTIBLE PURCHASERS

Name	Amount of Notes Held	Notice Address
NS Co-Investment LLC	$2,000,000	c/o Cowen Inc. 599 Lexington Ave., 20th Floor New York, NY 10022 Attention: General Counsel / Treasurer Email: Owen.Littman@cowen.com / Edward.Zilnicki@cowen.com

Cowen Investments II LLC	$250,000	c/o Cowen Inc. 599 Lexington Ave., 20th Floor New York, NY 10022 Attention: General Counsel / Tresurer Email: Owen.Littman@cowen.com / Edward.Zilnicki@cowen.com

Rimrock High Income Plus (Master) Fund, Ltd.	$20,000,000	Rimrock High Income Plus (Master) Fund, Ltd. 100 Innovation Drive, Suite 200 Irvine, California 92617 USA Attention: Jeff Bemis Email: jbemis@rimrockcapital.com

Axios Growth Partners, LLC	$2,500,000	c/o Axios Holdings, LLC 1266 East Main Street, Suite 4D Stamford, CT 06902 Attention: Nicholas Rutherfurd Email: nr@axiosholdings.com

Anson Investments Master Fund LP	$1,300,000	207 – 155 University Avenue Toronto, Ontario M5H 3B7 Attention: Amin Nathoo operations@ansonfunds.com

Anson Opportunities Master Fund LP	$300,000	207 – 155 University Avenue Toronto, Ontario M5H 3B7 Attention: Amin Nathoo operations@ansonfunds.com

AC Anson Investments Ltd.	$400,000	207 – 155 University Avenue Toronto, Ontario M5H 3B7 Attention: Amin Nathoo operations@ansonfunds.com

Anson East Master Fund LP	$1,000,000	207 – 155 University Avenue
		Toronto, Ontario M5H 3B7
		Attention: Amin Nathoo operations@ansonfunds.com

Total:	$27,750,000	--